Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Vantage Drilling International

Houston, Texas

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 30, 2016, relating to the 2015 and 2014 consolidated financial statements of Vantage Drilling International, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Houston, Texas

November 3, 2016